Exhibit 4.1

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN RENT THE RUNWAY, INC.’S (THE “COMPANY”) PROSPECTUS DATED SEPTEMBER 30, 2025 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, THE INFORMATION AGENT, BY TELEPHONE (888-789-8409) OR EMAIL (SHAREHOLDER@BROADRIDGE.COM).

Rent the Runway, Inc.

Incorporated under the laws of the State of Delaware

TRANSFERABLE RIGHTS CERTIFICATE

Evidencing Transferable Rights to Purchase Shares of Class A Common Stock of Rent the Runway, Inc.
Subscription Price: $4.08 per whole share of Class A Common Stock

THE RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE
5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 21, 2025, UNLESS EXTENDED BY THE COMPANY

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase [●] shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), at a subscription price (the “Subscription Price”) of $4.08 per whole share of Class A Common Stock (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Rent the Runway, Inc. Rights Certificate” accompanying this Rights Certificate. If any shares of Class A Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege at the expiration of the Rights Offering (the “Unsubscribed Shares”), any Rights holder that exercises its Basic Subscription Privilege in full (other than those Rights to acquire less than one whole share of Class A Common Stock, which cannot be exercised) may purchase a number of Unsubscribed Shares (the “Over-Subscription Privilege”) at the Subscription Price, subject to availability and pro rata allocation of the Unsubscribed Shares among all persons exercising their Over-Subscription Privilege, pursuant to the terms and conditions of the Rights Offering, as described in the Prospectus.

The Rights represented by this Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each share of Class A Common Stock in accordance with the “Instructions as to Use of Rent the Runway, Inc. Rights Certificate” that accompany this Rights Certificate.

The undersigned acknowledges that the number of shares of Class A Common Stock that the undersigned may obtain by exercising its Over-Subscription Privilege in the Rights Offering cannot be determined until the expiration of the offering period, as described in the Prospectus.

This Rights Certificate is not valid unless countersigned by Broadridge Corporate Issuer Solutions, LLC, as the subscription agent, and registered by the registrar.

Witness the signatures of the duly authorized officers of Rent the Runway, Inc.

Dated:

Jennifer Y. Hyman, Chief Executive Officer	Sid Thacker, Chief Financial Officer

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

By Mail	By Overnight Carrier
Broadridge Corporate Issuer Solutions, LLC	Broadridge Corporate Issuer Solutions, LLC
Attention: BCIS Re-Organization Dept.	Attention: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF RIGHTS

To invest and purchase shares of Class A Common Stock pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 3 below. To invest and purchase shares of Class A Common Stock pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3 below. To the extent your investment exceeds the shares of Class A Common Stock that you are entitled under either the Basic Subscription Privilege or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares of Class A Common Stock for which you are entitled to under the Basic Subscription Privilege or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for:	shares	x	$4.08	=	$

	(no. of new shares)		(Subscription Price)		(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you have exercised your Basic Subscription Privilege in full and wish to purchase additional shares of Class A Common Stock pursuant to your Over-Subscription Privilege:

I apply for:	shares	x	$4.08	=	$

	(no. of new shares)		(Subscription Price)		(amount enclosed)

(c) Total Amount of Payment Enclosed = $
FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the shares of Class A Common Stock underlying your Rights, or a certificate representing unexercised Rights to be delivered to an address different from that shown on the face of this Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the rights offering and I hereby irrevocably invest the amount indicated under Form 1 above on the terms and conditions specified in the Prospectus. This Form 3 must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.
Signature
Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

 IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

METHOD OF PAYMENT (CHECK ONE)

☐	Certified Bank or Cashier’s Check upon a U.S. bank payable to “Broadridge Corporate Issuer Solutions, LLC”

☐	Wire transfer of immediately available funds directly to the following account, with reference to the Rights holder’s name:

ABA/Routing number: 121000248
Bank: Wells Fargo
420 Montgomery Street
San Francisco, CA 94104 United States
Beneficiary Account Name: Broadridge Corporate Issuer Solutions
Account Number: 4124218686
Reference: Rights Offer
For Further Credit Name: Rent the Runway, Inc.
For Further Credit Account Number: 4943882522

FOR INSTRUCTIONS ON THE USE OF RENT THE RUNWAY, INC. RIGHTS CERTIFICATE, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, THE INFORMATION AGENT, BY TELEPHONE (888-789-8409) OR EMAIL (SHAREHOLDER@BROADRIDGE.COM).